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                                                                   EXHIBIT 10.21

                       KAUFMAN AND BROAD HOME CORPORATION

                               1999 INCENTIVE PLAN

     SECTION 1. PURPOSE. The purpose of the 1999 Incentive Plan (the "Plan") is to promote the success of Kaufman and Broad Home Corporation (the "Company") by providing a method whereby a broad category of non-executive employees of the Company and its subsidiaries and other eligible participants may be encouraged to invest in the Common Stock, $1.00 par value, of the Company ("Common Stock"), increase their proprietary interest in its business, remain in the employ of the Company or its subsidiaries, and increase their personal interests in the continued success and progress of the Company. The Plan provides for the grant of Options that are not intended to satisfy the requirements for treatment as Incentive Stock Options as defined under Section 422 of the Code, as well as for certain other "Awards," as defined below.

     SECTION 2. DEFINITIONS. As used in this Plan, the following terms shall have the indicated meanings:

     (a) AWARD: An award under this Plan of a Performance Stock Award, Restricted Stock Award, or Stock Unit Award.

     (b)  BOARD: The board of directors of Kaufman and Broad Home Corporation.

     (c)  CODE: The Internal Revenue Code of 1986, as amended.

     (d)  COMMITTEE: The Committee specified in Section 3(a) of this Plan.

     (e)  COMPANY: Kaufman and Broad Home Corporation and its Subsidiaries.

     (f)  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

     (g) LIMITED STOCK APPRECIATION RIGHT: A right granted pursuant to Section 6(b) to receive cash in certain circumstances with respect to a related Option.

     (h) OPTION: An Option is a right granted under Section 6(a) to purchase a number of shares of Common Stock at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award.

     (i) PARTICIPANT: An individual eligible under Section 5(a) to participate in this Plan.



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     (j)  PERFORMANCE OBJECTIVES: With reference to a particular Option or
Award, the objectives established by the Committee under various criteria, the satisfaction of which may result in the grant, issuance, retention and/or vesting of an Option, a Performance Stock Award or Stock Unit Award, or which may accelerate the release of shares of Common Stock from the restrictions of a Restricted Stock Award. The Performance Objectives may differ from Participant to Participant and from Award to Award, as determined by the Committee and specified in the applicable Award, and may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the
Award: (i) pre-tax income, (ii) after-tax income, (iii) cash flow, (iv) return on equity, (v) return on capital, (vi) earnings per share (including earnings before interest, taxes, depreciation and amortization), (vii) unit volume,
(viii) net sales, (ix) service quality or (v) total shareholder return, in each case as determined in accordance with Generally Accepted Accounting Principles, if applicable.

     (k) PERFORMANCE STOCK AWARD: Performance Stock is an award of shares of Common Stock made under Section 7(a), the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award.

     (l) PLAN: The Kaufman and Broad Home Corporation 1999 Incentive Plan, as it may be amended from time to time.

     (m)  RESTRICTED STOCK AWARD: Restricted Stock is a right granted under
Section 7(b) to shares of Common Stock issued or issuable under the Plan but subject during specified periods of time to such conditions on vesting, restrictions on transferability and/or repurchase rights as are expressed in the document(s) evidencing the Award.

     (n)  STOCK UNIT AWARD: An award granted under Section 8 of this Plan.

     (o) SUBSIDIARY: Any corporation of which the Corporation owns, directly or indirectly, fifty percent (50%) or more of the voting or capital stock, or any partnership or other entity of which the Company owns, directly or indirectly, a fifty percent (50%) or more participating interest or the general partner of which is a Subsidiary.

     (p) TAX DATE: The date on which taxes of any kind are required by law to be withheld with respect to shares of Common Stock subject to an Option or Award.

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     SECTION 3.  ADMINISTRATION.

     (a) The Plan shall be administered by the Board and/or by a committee of the Board, as appointed from time to time by the Board (the "Committee").
The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Notwithstanding the foregoing, the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Corporation (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Options, Limited Stock Appreciation Rights and/or Awards under the Plan, to determine all terms of such Options, Limited Stock Appreciation Rights and/or Awards, and to administer the Plan or any aspect of it. Any action by any such Subcommittee shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Corporation or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to issue and/or execute agreements or other documents under this Plan on behalf of the Committee or the Company.

     (b) The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to grant to eligible persons Options, Limited Stock Appreciation Rights and Awards pursuant to the provisions of the Plan, to fix the exercise price and other terms of Options, to fix the terms of any Performance Stock Award and/or Restricted Stock Award in a manner consistent with the terms of Section 7, to fix the terms of any Stock Unit Award in a manner consistent with the terms of Section 8, to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, to interpret the provisions of the Plan, Options, Limited Stock Appreciation Rights and Awards issued under the Plan, to amend such Options, Limited Stock Appreciation Rights and Awards from time to time subject to the provisions of the Plan, and to supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, stockholders, employees and optionees.

     (c) Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with any claim, action, suit or proceeding to which he or she may be a party by reason of any action taken or any failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which

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such persons may be entitled under the Company's Articles of Incorporation or
Bylaws, or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     SECTION 4.  SHARES SUBJECT TO THE PLAN.

     (a) The shares to be delivered upon exercise of Options or Limited Stock Appreciation Rights granted under the Plan or pursuant to Awards, may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market or in private transactions.

     (b) Subject to adjustments made pursuant to the provisions of Section 4(c) and this Section 4(b), the aggregate number of shares reserved for issuance upon the exercise of Options and pursuant to Awards which may be granted under the Plan shall not exceed 2,000,000 shares of Common Stock. The aggregate number of shares of Common Stock issued under this Plan shall equal only the number of shares actually issued upon exercise or settlement of an Option or vesting or settlement of any Award and not returned to the Company upon cancellation, expiration or forfeiture of Options and Awards or delivered (either actually or by attestation) in payment or satisfaction of the exercise price, purchase price or tax obligation of Options and Awards.

     (c) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available to Participants under this Plan, then the Committee shall, in its sole discretion, subject to approval by the Board, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Limited Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject to outstanding Options and Awards, and Limited Stock Appreciation Rights, and (3) the option price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant, including to reflect such an event occurring prior to an Option or Award, the grant of which was intentionally deferred in anticipation of such event; provided, however, that the number of shares subject to any Option or Award shall always be a whole number.

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     SECTION 5.  ELIGIBILITY AND EXTENT OF PARTICIPATION.

     (a) The persons eligible to receive Awards, Options and associated Limited Stock Appreciation Rights under the Plan shall consist of employees or prospective employees of the Company and consultants or advisors of the Company, other than any person who is an "executive" of the Company within the meaning of Rule 312 under the New York Stock Exchange Listed Company Manual. For purposes of the administration of previously granted Options and Awards, the term "Participant" shall also include a former Participant and any permitted transferee (including any trust, partnership or estate) of a Participant or former Participant.

     (b) Subject to the limitations of the Plan, the Committee shall, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, select from eligible persons those Participants to be granted Options and Awards and determine the time when each Option and Award shall be granted, the number of shares subject to each Option and Award and whether Limited Stock Appreciation Rights should be granted in connection with such Option, the number of shares for each Award and the restrictions associated with such Award. Subject to the provisions of Section 4, both Options and Awards may be granted to the same Participant.

     SECTION 6.  GRANTS OF OPTIONS AND LIMITED STOCK APPRECIATION RIGHTS.

     (a) GRANT OF OPTIONS. Options on shares of Common Stock may be granted to Participants by the Committee from time to time at its sole discretion. Each Option grant shall contain such terms and conditions as may be approved by the Committee. Subject to the terms of the Plan, the Committee may establish provisions regarding (1) the number of shares of Common Stock which may be issued upon exercise of the Option, (2) the purchase price of the shares of Common Stock and the means of payment for the shares of Common Stock, (3) the term of the Option, (4) such terms and conditions of exercisability as may be determined from time to time by the Committee, (5) restrictions on the transfer of the Option and forfeiture provisions, and (6) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The grant of an Option shall not constitute or be evidence of any agreement or other understanding, express or implied, on the part of the Company or any Subsidiary to employ an individual for any specific period.

     (b) GRANT OF LIMITED STOCK APPRECIATION RIGHTS IN THE EVENT OF CHANGE OF OWNERSHIP. If deemed by the Committee to be in the best interests of the Company, any Option granted on or after the effective date of the Plan may include a Limited Stock

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Appreciation Right at the time of grant of the Option; also, the Committee may grant a Limited Stock Appreciation Right with respect to any unexercised Option at any time after granting such Option prior to the end of its term, provided such Option was granted after the effective date of the Plan. Unless otherwise specified, any reference in this Plan to an Option or Options shall include any associated Limited Stock Appreciation Right. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, provided that:

     (1) A Limited Stock Appreciation Right shall be exercisable only during the ninety-one (91) day period specified in the last sentence of
          Section 9(a); and

     (2) A Limited Stock Appreciation Right shall, upon its exercise, entitle the optionee to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) shall exceed the exercise price of the associated Option, multiplied by the number of shares of Common Stock with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any associated Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of an associated Option, any related Limited Stock Appreciation Right shall terminate to the extent of the shares of Common Stock with respect to which such associated Option was exercised or terminated.

          The term "Offer Price per Share" as used in this Section 6(b) shall mean with respect to a Limited Stock Appreciation Right the higher of
          (i) the fair market value per share of Common Stock on the date of exercise of such Limited Stock Appreciation Right or (ii) the highest price per share for Common Stock paid or to be paid in the transaction, if any, giving rise to the event specified in clauses (1) or (2) (as the case may be) of Section 9(a) which triggered the exercisability of such Limited Stock Appreciation Right. For purposes of clause (ii) above, any securities or property which are part of the consideration paid or to be paid in such transactions shall be valued in determining the Offer Price per Share at the highest of (A) the valuation placed on such securities or property by the company, person or other entity engaging in such transaction, or (B) the valuation placed on such securities or property by the Committee.


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     (c)  OPTION PRICE.

     (1) The price at which each share of Common Stock may be purchased upon exercise of a particular Option shall be as specified by the Committee, in its sole discretion, but in no event shall the exercise price be less than 100% of the fair market value of a share of Common Stock at the time such Option is granted, except that (i) in the event that an optionee is required to make a payment or to forego the receipt of other compensation pursuant to paragraph (c)(3) below prior to receiving such Option, the exercise price per share of Common Stock of such Option shall not be less than 100% of the fair market value of a share of Common Stock at the time such Option is granted less the purchase price per share of Common Stock of such Option, and (ii) the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired.

     (2)  Unless approved by shareholders and subject to adjustment pursuant to
          Section 4(c), the exercise price of any Option previously awarded under the Plan may not be adjusted downward, whether through amendment, cancellation or replacement grants, or by any other means.

     (d)  EXERCISE.

     (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 15 years from the date of such grant. Subject to the foregoing, each Option grant shall specify the effect thereon of the death, retirement or other termination of employment of the optionee. In addition, the Committee may impose such other conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

     (2) No shares shall be delivered pursuant to any exercise of an Option until the Participant has made payment in full of the option price therefor or provision for such payment satisfactory to the Committee. The exercise price of an Option may be paid in cash or certified or cashiers' check or by delivery (either actually or by attestation) of shares of Common Stock that

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          have been acquired or held by the Participant in such manner as to not result in an accounting charge. To the extent authorized by the Committee, either at the time of grant or at the time of exercise of an Option, the exercise price of an Option also may be paid through one of more of the following: (i) shares of capital stock of the Corporation, (ii) other property deemed acceptable by the Committee,
          (iii) a reduction in the number of shares or other property otherwise issuable pursuant to such Option, (iv) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or (vi) any combination of the foregoing. No optionee or the legal representative, legatee or distributee of an optionee shall be deemed to be a holder of any shares subject to any Option prior to the issuance of such shares upon exercise of such Option.

     (e) TRANSFERABILITY OF OPTIONS. Unless the documents evidencing the grant of an Option (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable, no Option granted under the Plan may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution.

     SECTION 7.  PERFORMANCE STOCK AWARDS AND RESTRICTED STOCK AWARDS.

     (a) PERFORMANCE STOCK AWARDS. Subject to the terms of this Plan, Performance Stock Awards may be granted to Participants by the Committee from time to time at its sole discretion. Performance Stock Awards shall consist of an award of shares of Common Stock, the grant, issuance, retention and/or vesting of which shall be subject to such Performance Objectives, and to such further terms and conditions as the Committee deems appropriate. Each Performance Stock Award shall contain provisions regarding (1) the number of shares of Common Stock subject to such Award or a formula for determining such,
(2) the performance criteria and level of achievement versus these criteria which shall determine the number of shares of Common Stock granted, issued, retainable and/or vested, (3) the period as to which performance shall be measured for determining achievement of such performance criteria (a "Performance Period"), (4) forfeiture provisions, and (5) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The grant, issuance, retention and/or vesting of each Performance Stock Award shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything in this Plan to the contrary, Performance Stock Awards may provide that upon satisfaction of Performance Objectives the shares subject to the Award are subject to such further holding periods and/or restrictions on transferability as the Committee may provide.

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     (b)  RESTRICTED STOCK AWARDS. Subject to the terms of this Plan, Restricted
Stock Awards may be granted to Participants by the Committee from time to time at its sole discretion. Restricted Stock consists of shares of Common Stock which are registered or are issuable by the Company in the name of a Participant in exchange for such cash or other consideration, if any, as determined by the Committee. Restricted Stock shall be subject during specified periods of time to such conditions to vesting, to restrictions on their sale or other transfer by the Participant and/or to repurchase rights as may be determined by the Committee, consistent with the terms of the Plan. The transfer and sale of shares of Common Stock pursuant to Restricted Stock Awards shall be subject to the following terms and conditions:

     (1) The number of shares of Common Stock to be transferred or sold by the Company to a Participant pursuant to a Restricted Stock award shall be determined by the Committee.

     (2) Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which shares of Restricted Stock shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the fair market value of such Shares at the date of grant or issuance.

     (3) All shares of Common Stock transferred or sold as Restricted Stock hereunder shall be subject to such restrictions or conditions as the Committee may determine, including, without limitation any or all of the following: (i) a prohibition against the sale, transfer, pledge or other encumbrance of the Shares, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such Shares, or otherwise); (ii) a requirement that the holder of shares of Common Stock forfeit or resell back to the Company at a price specified by the Committee (which price may be more than the price, if any, paid by the Participant for such Shares) all or part of such shares of Common Stock in the event of termination of employment during any period in which such shares of Common Stock are subject to conditions; (iii) such other conditions or restrictions as the Committee may deem advisable; and (iv) any applicable Performance Objectives which, if achieved, shall cause acceleration of the lapsing of restrictions imposed upon all or part of the shares covered by the Restricted Stock Award.

Once established, Performance Objectives and the terms under which the lapsing of restrictions may be accelerated may be changed, adjusted or amended by the Committee in its sole discretion. Notwithstanding anything in this Plan to the contrary,

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Restricted Stock Awards may provide that upon the lapsing of restrictions set forth above, the shares subject to the Award may be subject to such further holding periods and/or restrictions on transferability as the Committee may provide.

     (c) RIGHTS WITH RESPECT TO SHARES. Unless the terms of the Award provide otherwise, unless and until forfeited pursuant to the terms of this Plan or the Award, a Participant shall have the right to vote and to receive dividends and other distributions on shares subject to a Performance Stock Award or Restricted Stock Award, subject, however, to the terms, conditions and restrictions described in this Plan and the Award.

     (d) ESCROW. Shares of Common Stock issued pursuant to a Performance Stock Award or Restricted Stock Award may be held in escrow by the Company until such time as the Committee shall have determined that the restrictions set forth in
Section 7 have lapsed or until the shares subject to such Performance Stock Award or Restricted Stock Award are forfeited pursuant to their terms.

     (e) RESTRICTIVE LEGENDS. Certificates for shares of Common Stock delivered pursuant to Performance Stock Awards or Restricted Stock Awards may bear an appropriate legend referring to the terms, conditions and restrictions described in this Plan and in the applicable Award. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in this Plan or in the applicable Award shall be ineffective. Any shares of Common Stock of the Company or other property, including cash, received by a Participant as a dividend or as a result of any stock split, combination, exchange of shares, reorganization, merger, consolidation or similar event with respect to shares of Common Stock received pursuant to a Performance Stock Award or Restrictive Stock Award shall have the same status and bear the same legend and be held in escrow pursuant to Section 7(d) as the shares received pursuant to the Performance Stock Award or Restricted Stock Award unless otherwise determined by the Committee at the time of such event.

     (f) DESIGNATION OF BENEFICIARIES. A Participant may designate a beneficiary or beneficiaries to receive such Participant's Common Stock hereunder in the event of such Participant's death, and may, at any time and from time to time, change any such beneficiary designation. All beneficiary designations and changes therein shall be in writing and shall be effective if and when delivered to the Committee during the lifetime of the Participant.

     (g) DISCRETIONARY ADJUSTMENTS. Notwithstanding satisfaction of any Performance Objectives, the number of shares of Common Stock granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of

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such further considerations as the Committee in its sole discretion shall determine. The Committee may make adjustments or modifications, and its determination thereof shall be conclusive, in any applicable Performance Objectives to give effect to the intent of this Plan in connection with any event affecting the performance criteria established as the Performance Objectives, including without limitation, any reorganization, recapitalization, merger, consolidation, offering of additional shares of Common Stock or other change in the Company's shareholders' equity by means other than earnings, or any similar event. The grant of an Award shall not constitute or be evidence of any agreement or other understanding, express or implied, on the part of the Company or any Subsidiary to employ an individual for any specific period.

     SECTION 8.  STOCK UNIT AWARDS.

     (a) GRANT OF STOCK UNIT AWARDS. The Committee shall have authority to grant to Participants Stock Unit Awards, the value of which is based, in whole or in part, on the value of Common Stock. Each "Stock Unit" shall consist of a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Such Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee. Stock Units may be granted as additional compensation or in lieu of any other compensation, as specified by the Committee, or may be issued upon exercise of Options, or in lieu of a Performance Stock Award or Restricted Stock Award, provided that for any Common Stock to be purchased in connection with a Stock Unit Award other than upon exercise of an Option or in settlement of a Performance Stock Award or Restricted Stock Award, the purchase price or the amount of consideration paid or of other compensation foregone shall be equal to at least 100% of the fair market value of such Common Stock on the date such Award is granted. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its sole discretion.

     (b) TRANSFERABILITY OF STOCK UNITS. Unless the Stock Unit Award (or an amendment thereto authorized by the Committee) expressly states otherwise, any shares of Common Stock which are part of a Stock Unit Award shall not be assigned, sold transferred, pledged or otherwise encumbered before the date on which the shares are issued.

     (c) SETTLEMENT OF STOCK UNITS. Unless provided otherwise by the Committee, settlement of Stock Units shall be made by issuance of Common Stock and shall occur within 60 days after a Participant's termination of employment for any reason. The Committee may provide for Stock Units to be settled in cash (at the election of the Company or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The

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amount of shares of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, which may be valued as if reinvested in Common Stock. Until a Stock Unit is settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 4(d).

     SECTION 9.  SPECIAL RULES.

     (a) Notwithstanding anything to the contrary in this Plan, unless otherwise specifically determined by the Committee (regardless of whether at the time of grant, at the time of a possible Change of Ownership, or otherwise) all Options theretofore granted and not fully exercisable shall become exercisable in full and the restrictions on all outstanding Awards shall lapse upon the occurrence of a Change of Ownership. A "Change of Ownership" shall be deemed to have occurred if either (1) individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is
(i) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (ii) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (2) the Board of Directors (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering the exercisability of Options and the lapse of restrictions on Awards as described in this Section 10 shall have occurred. Options which become fully exercisable by reason of events specified in clauses (1) or (2) shall remain exercisable for 90 days following the date on which they become so exercisable, after which they will revert to being exercisable in accordance with their original terms, provided, however, that no Option which has previously been exercised or has expired or otherwise terminated shall become exercisable by virtue of this Section nor shall this Section

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permit exercise of any option during the portion, if any, of such 90 day period which follows the termination or expiration of any such Option.

     (b) For purposes of this Plan and any Option or Award hereunder, termination of employment shall not be deemed to occur upon the transfer of any optionee from the employ of the Company to the employ of any Subsidiary or affiliate. For purposes of this Plan, "affiliate" means (1) any entity 50% or more of the voting interest in which is owned, directly or indirectly, by an entity which owns, directly or indirectly, 50% or more of the voting interest in the Company and (2) any entity which owns, directly or indirectly, 50% or more of the voting interest in the Company.

     SECTION 10. DELIVERY OF SHARES. No shares of Common Stock shall be delivered pursuant to an Award or any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.

     SECTION 11.  TAX WITHHOLDING.

     (a) WITHHOLDING OF TAXES. As a condition to the making of an Award, to the lapse of the restrictions pertaining to an Award, or to the delivery of shares in connection with the exercise of an Option, the Company may require the Participant to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such shares of Common Stock.

     (b)  WITHHOLDING OF SHARES.

     (1) If requested by a Participant who acquires shares of Common Stock upon the exercise of an Option or who has received Common Stock pursuant to an Award with respect to which the restrictions shall have lapsed, the Committee may in its discretion permit the Participant to satisfy any tax withholding obligations, in whole or in part, by having the Company withhold a portion of such shares with a value equal to the amount of taxes required by law to be withheld.

     (2) Requests by a Participant to have shares of Common Stock withheld shall be (i) made prior to the Tax Date and (ii) irrevocable.

     SECTION 12. AMENDMENTS, SUSPENSION OR DISCONTINUANCE. The Board of Directors or the Committee may amend, suspend or discontinue the Plan or any Option or Award granted under the Plan.

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     SECTION 13.  TERM OF PLAN. The Plan shall become effective on the date it is approved and adopted by the Board. No Option or Award shall be granted under the Plan after the date that is ten (10) years after the date on which the Plan is approved and adopted by the Board or after such earlier date as the Committee may decide, in its sole discretion.

     SECTION 14. OPTION GRANTS BY SUBSIDIARIES. In the case of a grant of an option to any Participant by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Corporation issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

     SECTION 15. NON-EXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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